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                               EXHIBIT 99.1

                          JOINT FILING AGREEMENT


          The undersigned stockholders of Miller Exploration Company, a Delaware corporation, hereby consent to the joint filing of a Schedule13(g) in accordance with Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.


Date: February 15, 1999            */S/ DAVID A. MILLER
                                        David A. Miller



                                   DAVID A. MILLER TRUST


                                   By */S/ DAVID A. MILLER
                                      David A. Miller, Trustee



                                   OAK SHORES INVESTMENT, INC.

                                   DAVID A. MILLER TRUST


                                   By */S/ DAVID A. MILLER
                                      David A. Miller, Trustee



                                   * By /S/ TASHIA L. RIVARD
                                        Tashia L. Rivard, Attorney-in-fact